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                                                                    EXHIBIT 10.2
                             AMENDMENT NO. 3 TO THE
                          1997 STOCK INCENTIVE PLAN OF
                                  AMETEK, INC.

         WHEREAS, AMETEK, Inc. (formerly known as Ametek Aerospace Products, Inc.) (the "Company") has adopted the 1997 Stock Incentive Plan of AMETEK, Inc. (formerly known as the 1997 Stock Incentive Plan of Ametek Aerospace Products, Inc.) (the "Plan"); and

         WHEREAS, Section 19 of the Plan permits the Committee, as defined in the Plan (the "Committee") to amend the Plan; and

         WHEREAS, the Committee now desires to amend the Plan in certain respects;
         NOW, THEREFORE, the Plan is hereby amended as follows:

         1. Section 13 of the Plan is hereby amended by deleting the second sentence of the second paragraph and substituting therefor the following:
                   "Moreover, the Committee may, in its sole discretion,
                  provide, with respect to an Option or Rights granted to any individual (and either at the time of grant of such Option or Rights or by an amendment thereafter to any such outstanding Option or Rights), that the post-termination or post-death exercise period shall be for a period of time specified by the Committee which is longer than the period which would otherwise apply pursuant to this Section 13, but in no event beyond the expiration of the stated term of such Option or Rights."

         2. The provisions of this Amendment No. 3 shall become effective as of April 1, 2000 and may apply to Option and Rights granted or outstanding on or after that

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date, including, without limitation, outstanding Options and Rights which were granted prior to that date.

         3. Except to the extent hereinabove set forth, the Plan shall remain in full force and effect.


         IN WITNESS WHEREOF, the Committee has caused this Amendment to be executed by a duly authorized officer of the Company, and its corporate seal to be affixed, as of the 22 day of March, 2000.

                                                      AMETEK, Inc.
                                                      By: /s/ John J. Molinelli
                                                      -------------------------
ATTEST:


 /s/ Donna F. Winquist
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(SEAL)